Exhibit 99.1

Investor Contact:  Larry Kromidas
(618) 258-3206

 News
Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin to Present at Sidoti & Company LLC’s

New York Emerging Growth Conference and

Midwest Cash Flow Value Emerging Growth Conference

Clayton, MO, October 21, 2008 – Olin Corporation’s (NYSE: OLN) senior management will make presentations at Sidoti & Company LLC’s New York Emerging Growth Institutional Investor Conference on Tuesday, October 28, 2008 at 11:00 a.m. Eastern Time in New York, NY and at Sidoti & Company LLC’s Fourth Annual Midwest Cash Flow Value Emerging Growth Conference on Monday, November 10, 2008 at 11:35 a.m. Central Time in Chicago, IL.

Copies of the presentation slides for both conferences will be available the evening prior to each presentation on Olin’s web site www.olin.com in the Investors section under Investor Presentations.

Olin Corporation is a manufacturer concentrated in two business segments:  Chlor Alkali Products and Winchester.  Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, sodium chlorate, potassium hydroxide and bleach products.  Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

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